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                                                                      EXHIBIT 2



                                                              December 28, 1999



Board of Directors
Renex Corp
201 Alhambra Circle, Suite 800
Coral Gables, Florida 33134

Gentlemen:

               In connection with National Nephrology Associates, Inc.'s ("NNA") consideration of a possible negotiated transaction with Renex Corp. (the "Company"), NNA understands the Company is prepared to make available to NNA certain information concerning the business, financial position, operations, assets and liabilities of the Company. As a condition to such information being furnished to NNA and its employees or affiliates (as such term is defined under the Securities Exchange Act of 1934, as amended (the "1934 Act")), agents or advisors (including, without limitation, attorneys, accountants, consultants, financing sources and financial advisors) (collectively, "Representatives"), NNA agrees to treat any information concerning the Company (whether prepared by the Company, its advisors or otherwise and irrespective of the form of communication) which is furnished to NNA or to its Representatives now or in the future by or on behalf of the Company (herein collectively referred to as the "Evaluation Material") in accordance with the provisions of this letter agreement, and to take or abstain from taking certain other actions hereinafter set forth.

               The term "Evaluation Material" also shall be deemed to include all reproductions, summaries, notes, analyses, compilations, studies, interpretations or other documents prepared by NNA or its Representatives which contain, reflect or are based upon, in whole or in part, the information furnished to NNA or its Representatives pursuant hereto ("Derivative Material"). The term "Evaluation Material" does not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by NNA or its Representatives, or (ii) as shown by written records, was lawfully within NNA's possession prior to it being furnished to NNA by or on behalf of the Company, provided that the source of such information was not known by NNA to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any other party with respect to such information.

               NNA hereby agrees that all Evaluation Material furnished or disclosed to NNA by the Company shall remain the property of the Company (unless otherwise agreed in writing), that the Company is only loaning the Evaluation Material to NNA, that NNA has not received and will not receive any rights or claims with respect to the Evaluation Material, that the Evaluation Material will be kept confidential, and that NNA and its Representatives will not use, duplicate, disclose, or permit the use, duplication or disclosure of any of the Evaluation Material in any manner whatsoever, other than for the sole purpose of evaluating a possible negotiated transaction between NNA and the Company; provided, that (i) NNA may make any disclosure of such information to which the Company gives its prior written consent and (ii) any of such information may be disclosed to NNA's Representatives who need to know such information for the sole purpose of evaluating a possible negotiated transaction with the Company. NNA further agrees that all Derivative Material shall become and remain the property of the Company immediately upon its creation. NNA agrees to inform each its Representatives of the confidential nature of the Evaluation Material prior to delivery to such Representative and that, by receiving such materials, such Representative will be deemed to have agreed to be bound by this letter agreement. In any event, NNA shall be responsible for any breach of this letter agreement by any of its Representatives, and NNA agrees, at its sole expense, to take all reasonable measures (including, without limitation, court


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Renex Corp.
December 28, 1999
Page 2

proceedings) to restrain its Representatives from prohibited or unauthorized disclosure or use of the Evaluation Material.

               NNA and its Representatives will not disclose to any other person the fact that the Evaluation Material has been made available to NNA, that discussions or negotiations are taking place concerning a possible transaction involving the Company, or any of the terms, conditions or other facts with respect thereto (including the status thereof), provided that NNA may make such disclosure if NNA has received the written opinion of outside counsel that such disclosure must be made by NNA in order that NNA not commit a violation of law. The term "person" as used in this letter agreement shall be broadly interpreted to include the media and any individual, corporation, partnership, group, or other entity.

               In the event that NNA or any of its Representatives are requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the Evaluation Material, NNA shall provide the Company, with prompt written notice of any such request or requirement so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this letter agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver by the Company, NNA or any of its Representatives are nonetheless, in the written opinion of NNA's outside counsel, legally compelled to disclose Evaluation Material to any tribunal, NNA or its Representatives may, without liability hereunder, disclose to such tribunal only that portion of the Evaluation Material which such counsel advises NNA is legally required to be disclosed.

               If NNA decides that it does not wish to proceed with a transaction with the Company, it will promptly inform the Company of that decision. In that case, or at any time upon the request of the Company for any reason, NNA will promptly deliver to the Company or certify destruction of all Evaluation Material (and all copies thereof) furnished to NNA or its Representatives by or on behalf of the Company, and all other Evaluation Material (including all Derivative Material) prepared by NNA or its Representatives shall be destroyed, and no copy thereof shall be retained. Notwithstanding the return or destruction of the Evaluation Material, NNA and its Representatives will continue to be bound by the obligations of confidentiality and other obligations hereunder.

               NNA agrees that neither the Company, nor any of its Representatives shall be deemed to have made any representation or warranty, express or implied, as to the accuracy or completeness of the Evaluation Material, and neither the Company, nor any of its Representatives shall have any liability to NNA or to any of NNA's Representatives relating to or resulting from the use of the Evaluation Material or any errors therein or omissions therefrom.

               NNA understands and agrees that no contract or agreement providing for any transaction involving the Company shall be deemed to exist with NNA unless and until a final definitive agreement has been executed and delivered. NNA also agrees that unless and until a final definitive agreement regarding a transaction between NNA and the Company has been executed and delivered, neither NNA or the Company will be under any legal obligation of any kind whatsoever with respect to such a transaction by virtue of this letter agreement, except for the matters specifically agreed to herein.

               NNA further acknowledges and agrees that the Company reserves the right, in its sole discretion, to reject any and all proposals made by NNA or any of its Representatives with regard to a transaction between NNA and the Company, and to terminate discussions and negotiations with NNA at any time. NNA further understands that (i) the Company and its Representatives shall be free to


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Renex Corp.
December 28, 1999
Page 3

conduct any process for any transaction involving the Company, if and as they in their sole discretion shall determine, including, without limitation, negotiating with any other interested parties and entering into a definitive agreement, without prior notice to NNA or any other person), (ii) any procedures relating to such process or transaction may be changed at any time without notice to NNA or any other person, and (iii) NNA shall not have any claims whatsoever against the Company, its Representatives and each of their respective directors, officers, owners, affiliates or agents arising out of or relating to any transaction involving the Company, unless a definitive agreement is entered into with NNA. NNA agrees that neither this paragraph nor any other provision in this agreement can be waived or amended except by written consent of the Company.

               NNA hereby acknowledges that the Evaluation Material is being furnished to NNA in consideration of NNA's agreement that, for a period of three years from the date of this agreement neither NNA nor any of its Representatives will in any manner, directly or indirectly, (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any acquisition of any securities (or beneficial ownership thereof) or assets of the Company, (ii) any tender or exchange offer, merger or other business combination involving the Company, (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company, or (iv) any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of the Company, (b) form, join or in any way participate in a "group" (as defined under the 1934 Act), (c) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company, (d) take any action which might force the Company to make a public announcement regarding any of the types of matters set forth in (a) above, or
(e) enter into any discussions or arrangements with any third party with respect to any of the foregoing. NNA also agrees during such period not to request the Company (or its directors, officers, employees, advisors or agents), directly or indirectly, to amend or waive any provision of this paragraph (including this sentence).

               NNA acknowledges that it is aware that the United States securities laws prohibit NNA, its Representatives, and any person who has received material non-public information about the Company from purchasing or selling the Company's securities or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities in reliance on such information.

               In consideration of the Evaluation Material being furnished to NNA, NNA hereby agrees that, for a period of two years from the date hereof, neither NNA nor any of its affiliates will solicit to employ any of the current officers, employees or independent contractors (including medical directors) of the Company so long as they are employed by the Company, without obtaining the prior written consent of the Company.

               NNA understands and agrees that no failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege hereunder.

               NNA agrees that the restrictions contained herein are fair and reasonable and necessary to protect the legitimate interests of the Company and its stockholders. NNA agrees that the Company and its stockholders would suffer irreparable injury if NNA or its Representatives were to violate any provision


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Renex Corp.
December 28, 1999
Page 4


of this letter and that in the event of a breach or threatened breach of this letter by NNA or its Representatives, the Company, without prejudice to any rights to judicial relief it may otherwise have, shall be entitled to equitable relief, including injunction and specific performance, in the event of any breach of the provisions of this letter agreement and that NNA shall not oppose the granting of such relief. NNA also waives (and will use its reasonable efforts to cause its Representatives to waive) any requirement for the securing or posting of a bond in connection with the Company seeking or obtaining such relief. In the event of litigation relating to this letter agreement, if a court of competent jurisdiction determines that NNA or any of its Representatives have breached this letter agreement, then NNA shall be liable and pay to the Company the reasonable legal fees incurred by the Company in connection with such litigation, including any appeal therefrom.

               If any one or more provisions of this letter agreement are declared void or otherwise unenforceable, such provisions shall be declared separate from this letter agreement and this letter agreements shall otherwise remain in full force and effect.

               This letter agreement is for the benefit of the Company, it stockholders and their Representatives, officers and directors, and shall be construed (both as to validity and performance) and enforced in accordance with, and governed by, the laws of the State of Florida applicable to agreements made and to be performed wholly within such jurisdiction. The parties acknowledge that a substantial portion of the negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Miami-Dade County, Florida and that, therefore, each party irrevocably and unconditionally agree that: (a) any suit, action or legal proceeding arising out of or relating to this Agreement and the subject matter thereof shall be brought in the courts of record of the State of Florida in Miami-Dade County or the United States District Court Southern District of Florida; (b) consents to the jurisdiction of each such court in any suit, action or proceeding, and (c) waives any objection to the venue of any suit, action or proceeding in any such court.



                                    Very truly yours,

                                    NATIONAL NEPHROLOGY ASSOCIATES, INC.




Date: 11/15/99                      By: /s/ STEVEN HARRISON
     --------------------------         -------------------------------
                                    Name: STEVEN HARRISON
                                         ------------------------------
                                    Title: EXECUTIVE VICE PRESIDENT
                                          -----------------------------